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                                                                   Exhibit d(82)

                        INVESTMENT SUBADVISORY AGREEMENT

     This Investment Subadvisory Agreement is made as of October 26, 2007 (the "Effective Date"), by and between VANTAGEPOINT INVESTMENT ADVISERS, LLC, a Delaware limited liability company (hereafter "Client"), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware Corporation (hereafter "Subadviser"), and THE VANTAGEPOINT FUNDS, a Delaware statutory trust.

     WHEREAS, The Vantagepoint Funds is a Delaware Statutory Trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, Client is party to a Master Investment Advisory Agreement with The Vantagepoint Funds for management of the investment operations of The Vantagepoint Funds including the establishment and operation of investment portfolios for The Vantagepoint Funds and entering into contracts with subadvisers to assist in managing the investment of The Vantagepoint Funds' property;

     WHEREAS, Client and Subadviser wish to enter into a subadvisory agreement pursuant to which Subadviser will provide such assistance to Client.

                                   AGREEMENTS:

     In consideration for the performance by Subadviser as Investment Subadviser of certain assets held by The Vantagepoint Funds, Client authorizes Subadviser to manage certain of the securities and other assets of The Vantagepoint Funds as follows:

1.   ACCOUNT

     The account with respect to which Subadviser shall perform its services shall consist of those assets of the Vantagepoint Diversified Assets Fund (the "Fund") which Client determines to assign to an account with Subadviser, together with all income earned by those assets and all realized and unrealized capital appreciation related to those assets (hereafter "Account"). From time to time, Client may, upon notice to Subadviser, make additions to the Account and may, upon notice to Subadviser, make withdrawals from the Account. To the extent that such withdrawals shall reduce the assets of the Account to zero, Subadviser shall not be entitled to any fees as set forth hereunder for the period of time for which no assets are held in the Account, notwithstanding any termination provisions set forth in this Agreement.

2.   APPOINTMENT STATUS, POWERS OF CLIENT AND SUBADVISER

     (a) Purchase and Sale. Client hereby appoints Subadviser to manage the Account on the terms and conditions set forth in this Agreement. Subject to the restrictions set forth in this Agreement, and acting always in conformity with the Fund's

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investment guidelines and policies and the written investment objectives, policies, procedures and restrictions of the Fund described in Section 4 below, Client hereby grants Subadviser complete, unlimited and unrestricted discretion and authority to supervise and direct the investment of the Account and to select portfolio securities with respect to the Account including the power to acquire (by purchase, exchange, subscription or otherwise), to hold and to dispose (by sale, exchange or otherwise). Subadviser will review with Client, upon the request of Client, any transactions it makes with respect to the investment of the Account. Client agrees to provide Subadviser with copies of any amendments to the written investment objectives, policies, procedures and restrictions of the Fund within one business day of the date on which such amendments or related filings are made with the Securities and Exchange Commission or other regulatory body, and within a reasonable time period before such amendments are effective.

     (b) Purchase and Sale of Commodity Futures Contracts. Client hereby grants Subadviser discretion and authority with respect to the Account to purchase, sell, trade or otherwise enter into transactions involving financial futures or options, provided that such purchase, sales, trades and transactions are permitted under the 1940 Act and the rules, regulations and interpretations thereunder and are consistent with the Fund's prospectus and statement of additional information, the written investment objectives, policies procedures, guidelines, restrictions and liquidity requirements of The Vantagepoint Funds and the Fund, The Vantagepoint Fund's compliance policies, guidelines and procedures and any additional investment guidelines and policies that may be communicated by the Client to the Subadviser, as described in Section 4 of this Agreement.

     (c) Limitation on Authority. Except as expressly authorized herein or hereafter from time to time, Subadviser shall for all purposes be deemed an independent contractor and shall have no authority to act for or to represent Client or The Vantagepoint Funds in any way or otherwise to be an agent of Client or the Fund. The activities of Client and Subadviser in managing the assets of the Fund shall in all instances be conducted subject to the supervision and direction of the Board of Directors of The Vantagepoint Funds and in compliance with applicable laws and rules.

     (d) Proxy Voting. Unless such power is expressly retained by Client or The Vantagepoint Funds in writing, Subadviser shall have discretion to take any action or render any advice with respect to the voting of shares or the execution of proxies solicited from time to time by, or with respect to, the issuers of securities held in the Account in accordance with the Subadviser's written proxy voting policies and procedures as provided by the Subadviser to Client and the Board of Directors of The Vantagepoint Funds from time to time. Subadviser will report annually to Client and the Fund regarding such voting in a format reasonably requested by the Client. Subadviser represents that it has adopted and implemented written policies and procedures that are reasonably designed to ensure that the Subadviser votes proxies in the best interest of the Fund in compliance with the requirements of Rule 206(4)-6 under the Investment Advisers Act of 1940 ("Advisers Act"). The Subadviser shall promptly provide notice and copies of any material changes to its policies, procedures or other guidelines for voting proxies to the Board of Directors of The


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Vantagepoint Funds or the Client. Upon request, the Subadviser shall provide The
Vantagepoint Funds with a complete and current copy of its policies, procedures and other guidelines or a description of such policies, procedures and guidelines for the purpose of filing such document(s) in The Vantagepoint Funds' prospectus or as otherwise required by the Securities Act of 1933 or 1940 Act and the rules thereunder.

     (e) Key Personnel. Subadviser agrees that the following key personnel will have primary responsibility with respect to the investment management of the Account. If these individuals are unable to devote sufficient time to maintain primary responsibility for the Account, Subadviser must give Client written advance notice, or, if Subadviser does not have advance knowledge of such inability, prompt written notice within three (3) business days after Subadviser first learns of such inability, of the name of the person designated by Subadviser to replace or supplement these individuals. In addition, Subadviser shall give Client written notice of the replacement of any employee of Subadviser who has direct supervisory responsibility for the key personnel or who has responsibility for setting investment policy as soon as reasonably practicable.

     Key Personnel: Helen Potter
                    James Stavena
                    Ryeland Gongora

3.   ACCEPTANCE OF APPOINTMENT

     Subadviser accepts the appointment as an investment subadviser of the Fund and agrees to use its best efforts and professional judgment to make timely investment transactions for the Client with respect to the investments of the Account, and to provide the other services required of Subadviser under the provisions of this Agreement.

4.   INVESTMENT POLICIES

     (a) Investment Objectives and Restrictions. Subject to the supervision of The Vantagepoint Funds' Board of Directors and Client, Subadviser shall manage the assets and direct the investments of the Fund held in the Account in accordance with The Vantagepoint Funds' prospectus and statement of additional information, with the written investment objectives, policies, procedures, guidelines, restrictions and liquidity requirements of The Vantagepoint Funds and the Fund, with The Vantagepoint Funds' compliance policies, guidelines and procedures and with any additional investment guidelines and policies that may be communicated, from time to time, by the Client to the Subadviser, all as they may be restated or modified from time to time by Client or The Vantagepoint Funds. Client retains the right, on sufficient prior written notice to Subadviser and without amending this Agreement, to modify any such objectives, policies, procedures, guidelines, restrictions, or requirements in any manner and at any time as may be allowed pursuant to the 1940 Act and consistent with the terms of the Master Investment Advisory Agreement with The Vantagepoint Funds. Client represents and warrants to Subadviser that, should Subadviser comply with the Client's investment guidelines and policies


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described above (including the use of derivatives), that such investment guidelines and policies comply with the 1940 Act and The Vantagepoint Fund's prospectus.

     (b) Agreement and Registration Statement. Subadviser will adhere to all specific provisions in this Agreement and in The Vantagepoint Funds' current Registration Statement on Form N-1A as it may be amended and updated from time to time and filed with the Securities and Exchange Commission on Form N-1A ("Registration Statement"). The Registration Statement is hereby incorporated by reference and made a part of this Agreement. The Client shall give written notice to the Subadviser of any amendments to the Registration Statement, which amendments, upon their receipt by Subadviser, shall be binding on Subadviser. However, Subadviser shall only be required to adhere to such specific provisions of the Registration Statement and any amendments thereto, that are applicable to Subadviser and the Account and solely to the extent copies of such specific provisions have been provided and described to Subadviser by Client.

     (c) Conflict in Policies. If a conflict in policies or guidelines referenced herein occurs, the Registration Statement shall govern for purposes of this Agreement.

5.   CUSTODY, DELIVERY, RECEIPT OF SECURITIES

     (a) Custody Responsibilities. Client shall designate one or more custodians (the "Custodian") to hold the Account assets. The Custodian, as designated by Client will be responsible for the custody, receipt and delivery of securities and other assets of The Vantagepoint Funds (including the Account), and Subadviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of The Vantagepoint Funds (including the Account). In the event that any cash or securities of The Vantagepoint Funds are delivered to Subadviser, it will promptly deliver the same over to the Custodian, in the name of The Vantagepoint Funds, as permitted by applicable law. Client shall be responsible for all custodial arrangements, including the payment of all fees and charges to Custodian. Subadviser shall not be responsible or liable for any act or omission of Custodian.

     (b) Securities Transactions. Unless otherwise required by local custom, all securities transactions for the Account will be consummated by payment to or delivery by The Vantagepoint Funds of cash or securities due to or from the Account. Subadviser will make all reasonable efforts to notify the Custodian of all orders to brokers for the Account by 9:00 a.m. Eastern Time on the day following the trade date and will affirm the trade before the close of business one (1) business day after the trade date (T+1).

6.   RECORD KEEPING AND REPORTING

     (a) Records. Subadviser will maintain proper and complete records relating to the furnishing of services under this Agreement that are required to be maintained in accordance with good practice, applicable federal and state securities laws, including the 1940 Act, and including records with respect to the acquisition, holding and disposition of securities for Client in accordance with applicable laws and rules and such


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reasonable instructions as shall be provided to Subadviser by Client from time to time. All records maintained pursuant to this Agreement shall be subject to examination by Client and by persons authorized by it during normal business hours upon reasonable notice. Except as expressly authorized in this Agreement, as may be required by applicable law, rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement or other auditors or as directed by other party in writing, Subadviser and Client shall keep confidential the records and other information obtained by reason of this Agreement. Upon termination of this Agreement, Subadviser shall promptly, upon demand, return to Client all records Client reasonably believes are necessary in order to discharge its responsibilities to The Vantagepoint Funds. Subadviser shall be entitled to retain originals or copies of records pursuant to the requirements of applicable laws or regulations.

     (b) Quarterly Valuation Reports. Subadviser shall use its best efforts to provide to Client within ten (10) business days after the end of each calendar quarter a statement of the fair market value of the Account as of the close of such quarter together with an itemized list of the assets in the Account, as that information is reported on Subadviser's record keeping system.

     (c) Reconciliations. On a daily basis, Subadviser shall review reports of the Account's portfolio holdings as provided to Subadviser by the Custodian and shall report as promptly as possible to the Custodian and to Client any discrepancies between the holdings of the securities in the Account and the prices that Subadviser believes should be assigned to them. On a monthly basis, Subadviser shall reconcile security and cash positions, and market values to the Custodian's records and report discrepancies to Client within ten (10) business days after the end of the month, or within three (3) business days of receipt of the custodial statement, whichever comes later.

     (d) Loss Reimbursement. Subadviser shall reimburse the Account for any material error to the Fund's net asset value caused by Subadviser's breach of its standard of care, as set forth in the following sentence that is a direct cause of a delay in the accurate daily pricing of the Fund, provided such loss was not the result of the action or inaction by other service providers to Client or the Fund. In managing the Account, Subadviser shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     (e) Reports. Subadviser shall furnish Client and the Board of Directors of The Vantagepoint Funds such periodic and special reports and non-proprietary or non-confidential information as shall be reasonably necessary to evaluate the terms of any subadvisory agreement between Client and Subadviser with respect to the assets of the Fund including but not limited to: (i) a quarterly report and attestation to the Board of Directors of The Vantagepoint Funds regarding activities and practices relating to transactions entered into in accordance with Rules 10f-3, 17a-7, 17e-1 under the 1940 Act, the purchase or holding of any Rule 144A securities or any other technically restricted


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and/or potentially illiquid securities in the Account, any soft dollar transactions entered into by the Subadviser, and whether the Subadviser violated the restrictions imposed on it by the Fund's prospectus and statement of additional information; (ii) information relating to the use of brokers; and
(iii) information relating to regulatory and/or law enforcement inquiries or actions.

     (f) Other Reports on Request. Subadviser shall provide to Client promptly upon reasonable request any information available in the records maintained by Subadviser relating to the Account.

     (g) Review of Materials. During the term of this Agreement, Client shall furnish to Subadviser at its principal office the portions of prospectuses, statements of additional information, registration statements, proxy statements, reports to shareholders, advertising and sales literature or other material prepared for distribution to Fund shareholders or the public, which refer to the Subadviser in any way, prior to the first use thereof, and Client shall not use any such materials if Subadviser reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. Client shall ensure that all materials described in this Section 6(g) prepared by employees or agents of Client or its Affiliates that refer to Subadviser in any way are consistent with materials previously approved by Subadviser as referenced in the preceding sentence.

7.   PURCHASE AND SALE OF SECURITIES

     (a) Selection of Brokers and Dealers. Except to the extent otherwise instructed in writing by Client acting on behalf of the Fund (it being understood that Client, acting on behalf of the Fund, may, in its absolute discretion and consistent with the requirements of the 1940 Act and other applicable federal securities laws and rules, direct Fund portfolio transactions for which Subadviser is responsible to any broker-dealer that Client may designate, provided that such designation is consistent with best execution as described below), Subadviser shall place all orders for the purchase or sale of securities on behalf of the Account with brokers or dealers selected by Subadviser, but not with a person affiliated with Subadviser, as the term "affiliated person" is defined in the 1940 Act (hereafter an "Affiliate"), unless the transaction is in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and with The Vantagepoint Funds' policies and procedures thereunder, copies of which shall be provided to Subadviser. Subadviser will make reasonable efforts to ensure that brokers and/or dealers perform their obligations to the Account, provided, however, that Subadviser will not be responsible or liable for any act or omission of any broker and/or dealer.

     (b) Best Execution. In placing such orders, Subadviser will give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law. In evaluating the terms available for executing particular transactions for the Account and in selecting broker-dealers to execute such transactions, Subadviser may consider, in addition to commission cost and execution capabilities, the financial stability and reputation of broker-


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dealers and the brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers. Subadviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if Subadviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer in discharging responsibilities with respect to the Account or to other client accounts as to which it exercises investment discretion.

     (c) Bunching Orders. Client agrees that Subadviser may aggregate sales or purchase orders for the Account with similar orders being made simultaneously for other accounts managed by Subadviser, if in Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit or more efficient execution to the Account taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. Client acknowledges that the determination of such economic benefit to the Account by Subadviser represents Subadviser's evaluation that the Account is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by Subadviser in a manner Subadviser considers to be most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

8.   INVESTMENT FEES

     (a) Fee Schedule. The compensation of Subadviser for its services under this Agreement shall be calculated by Client and paid from the assets of the Account in accordance with SCHEDULE A hereto.

     (b) For purposes of this section 8 and Schedule A, all payments due to Subadviser shall be solely made from the assets of the Fund, a portfolio of The Vantagepoint Funds.

     (c) Pro Rata Fee. If Subadviser should serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the ending market value of the Account in the month in which the termination occurs and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Subadviser hereunder. In no event shall the Subadviser receive payment for any period of time during which there were no assets in the Account.

9.   BEST EFFORTS; NON-EXCLUSIVITY OF SERVICES


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     The Subadviser shall devote its best efforts and such time as it deems necessary to provide prompt and expert service to Client and the Fund. The services of Subadviser to be provided hereunder are not to be deemed exclusive and Subadviser shall be free to provide similar services for its own account and the accounts of other persons and to receive compensation for such services. Client acknowledges that Subadviser and its members, Affiliates, and employees, and Subadviser's other clients may at any time, have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Fund. Subadviser shall have no obligation to acquire or dispose of a position in any investment pursuant to this Agreement simply because Subadviser, its directors, members, Affiliates or employees invest in such a position for its or their own accounts or for the account of another client.

10.  COMPLIANCE POLICIES AND PROCEDURES

     The Subadviser shall promptly provide The Vantagepoint Funds' Chief Compliance Officer (CCO), upon reasonable request, copies of its policies and procedures for compliance by the Subadviser and the Fund with the Federal Securities Laws as defined in Rule 38a-1 under the 1940 Act and promptly provide the CCO with copies of any material changes to those policies and procedures. The Subadviser shall fully cooperate with the CCO as to facilitate the CCO's performance of his/her responsibilities under Rule 38a-1 to review, evaluate and report to The Vantagepoint Funds' Board of Directors on the operation of the Subadviser's compliance policies and procedures and shall promptly report to the CCO any "Material Compliance Matter" as defined by Rule 38a-1(e)(2). At least annually, the Subadviser shall provide a certification to the CCO to the effect that the Subadviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Fund and the Subadviser with the Federal Securities Laws.

11.  INSIDER TRADING POLICIES AND CODE OF ETHICS

     Subadviser hereby represents that it has adopted policies and procedures and a code of ethics that meet the requirements of Rule 17j-1 under the 1940 Act and of Rule 204A-1 under the Advisers Act. Copies of such policies and procedures and code of ethics and any material changes or supplements thereto shall be delivered to Client and The Vantagepoint Funds, and any material violation of such policies by personnel of Subadviser and the sanctions imposed in response thereto and any material issues arising under such policies shall be reported to Client and The Vantagepoint Funds.

12.  INSURANCE

     At all times during the term of this Agreement, Client and Subadviser shall each maintain, at its own cost and expense, professional liability insurance for errors, omissions and negligent acts, in an amount and with such terms as are standard in the financial services industry for an investment adviser managing the amount of aggregate assets managed by Client and Subadviser, respectively.


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13.  LIABILITY

     (a) In the absence of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, Subadviser shall not be liable to Client or The Vantagepoint Funds for honest mistakes of judgment or for action or inaction taken in good faith for a purpose that Subadviser reasonably believes to be in the best interests of the Fund. However, neither this provision nor any other provision of this Agreement shall constitute a waiver or limitation of any rights which Client or The Vantagepoint Funds may have under federal or state securities laws.

     (b) Subadviser shall not be responsible nor liable for any losses to the Account or Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies, or other changes affecting the securities and other property; or act of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of Subadviser or its agents. This Section shall survive the termination of this Agreement.

     (c) Client shall indemnify Subadviser against any loss, liability, damages, costs or expenses caused by the negligence or malfeasance of Client or violation of any applicable law, rule or internal policy for which Client has the primary responsibility of compliance and the responsibility for which has not been specifically delegated to Subadviser.

14.  TERM

     This Agreement shall be in effect for an initial term beginning on the Effective Date and ending on February 28, 2009. This Agreement may be renewed thereafter for successive periods, the length of which shall be determined by the Board of Directors of The Vantagepoint Funds, provided that such renewal is specifically approved at least annually by the Board of Directors of The Vantagepoint Funds, including a majority of those Directors of the Board of The Vantagepoint Funds who are not parties to the Agreement or "interested persons" of any party to the Agreement (as that term is defined in the 1940 Act).

15.  TERMINATION

This Agreement may be terminated by Subadviser, without the payment of any penalty, immediately upon notice to The Vantagepoint Funds and to Client in the event of a material breach of any provision thereof by The Vantagepoint Funds or Client if such breach shall not have been cured within a twenty (20) day period after notice of such breach, or otherwise by Subadviser upon sixty (60) days written notice to Client and The Vantagepoint Funds, or by Client or The Vantagepoint Funds for any reason or no reason immediately


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upon written notice to Subadviser. This Agreement shall automatically terminate
(a) in the event of its assignment, as provided in Section 20, (b) upon the termination of The Vantagepoint Funds, or (c) upon termination of Client's Master Investment Advisory Agreement with The Vantagepoint Funds. Any termination in accordance with the terms of this Agreement shall not cause the payment of any penalty. Any such termination shall not affect the status, obligations or liabilities of any party hereto to the other party or parties.

16.  REPRESENTATIONS

     (a) Subadviser hereby confirms to Client and The Vantagepoint Funds that Subadviser is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Subadviser has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Subadviser in accordance with its terms.

     (b) Client hereby confirms to Subadviser that it is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Client has been fully authorized and, upon execution and delivery, this Agreement will be binding upon Client in accordance with its terms.

     (c) Subadviser hereby acknowledges, that The Vantagepoint Funds is registered as an open-end investment company under the 1940 Act and is subject to taxation as a regulated investment company under Subchapter M and the regulations promulgated thereunder of the Internal Revenue Code.

     (d) Client acknowledges receipt of Part II of Subadviser's Form ADV.

17.  NOTICES

     Notices or other notifications given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to a party at its address listed below in person or by telex or telecopy receipt of which is confirmed or by mail or by registered mail, return receipt requested. The addresses of the parties are:

     CLIENT AND FUNDS:
                         The Vantagepoint Funds
                         Vantagepoint Investment Advisers, LLC
                         Attention: Legal Department
                         c/o ICMA Retirement Corporation
                         777 North Capitol Street, NE, Ste. 600
                         Washington, D.C. 20002-4240
                         Fax: 202-962-4601


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     SUBADVISER:
                         Mellon Capital Management Corporation
                         595 Market Street, Suite 3000
                         San Francisco, California 94105
                         Attention: Manager of Client Service
                         Fax: (415) 777-5699

Each party may change its address by giving notice as herein required.

18.  SOLE INSTRUMENT

     This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

19.  WAIVER OR MODIFICATION

     No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged. No failure to exercise and no delay in exercising, on the part of any party hereto, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof. Only the Chief Executive Officer has authority on behalf of Client to modify or waive any of the provisions of the Agreement. It is understood that certain material amendments may require approval of the Fund's shareholders.

20.  ASSIGNMENT OR CHANGE OF CONTROL

     This Agreement shall automatically terminate in the event of its assignment as defined under the 1940 Act. In addition, Subadviser agrees to provide Client immediate written notice in the event of any actual or planned change in control, within the meaning of the Advisers Act, of Subadviser.

21.  COUNTERPARTS

     This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

22.  CHOICE OF LAW

     This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws, and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.


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23.  CONFIDENTIAL INFORMATION

     Any information or recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential and for use only by the party to which said information has been communicated, the Custodian or such persons the Client may designate in connection with the Account ("Confidential Information") and held in the strictest confidence. No party may use or disclose to others Confidential Information about another party, except solely for the legitimate business purposes of the Fund for which the Confidential Information was provided; as expressly set forth herein; as may be required by applicable law or rule, requested by an auditor or examiner, or compelled by a judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party. Lastly, the Subadviser may not consult with any other sub-advisers of the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or Securities and Exchange Commission rules or regulations applicable to the Fund. Nothing in this Agreement shall be construed to prevent the Subadviser from lawfully giving other entities investment advice about, or trading on their behalf in, the shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON
_________________, 2007 and make it effective on the date first set forth at the beginning of this Agreement.

CLIENT                                                        SUBADVISER

Vantagepoint Investment Advisers, LLC   Mellon Capital Management Corporation

by:                                     by:


-------------------------------------   ----------------------------------------
(signature)                             (signature)

-------------------------------------   ----------------------------------------
Angela Montez, Secretary                (name, title)

Approved by:
             ------------------------
             [name; title]


FUND

The Vantagepoint Fund, on behalf of the Vantagepoint Diversified Assets Fund by:


-------------------------------------
Angela Montez, Secretary

Approved by:
             ------------------------
             [name; title]


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

                                   SCHEDULE A
                      VANTAGEPOINT INVESTMENT ADVISERS, LLC

                             THE VANTAGEPOINT FUNDS

                                  FEE SCHEDULE

                                       FOR

                      MELLON CAPITAL MANAGEMENT CORPORATION

                             DIVERSIFIED ASSETS FUND

The Subadviser's quarterly fee shall be calculated based on the average daily net asset value of the assets allocated and assigned, at Client's discretion, to the Subadviser for management, as notified to the Subadviser by the Client or the Custodian, based on the following annual rate.

                     0.65 percent (sixty-five basis points)


                                       14